EXHIBIT 10.3
Supplemental Agreement

This supplemental agreement (Agreement) is made on this 3rd day of February 2010

BETWEEN

(1)                      TANGSHAN CAOFEIDIAN INDUSTRIAL ZONE MANAGEMENT COMMITTEE, with its principal place of business at Tangshan Caofeidian Industrial Zone, Tangshan, Bei, China (Party A)
Person in Charge: Liu Jianli

AND

(2)                      EMCORE CORPORATION, with its principal executive office at 1600 Eubank Boulevard, Albuquerque, New Mexico, USA (Party B)
Legal Representative: Reuben Richards

WHEREAS

With the objective of promoting long-term development and based on the principle of “cooperation for mutual benefit in pursuit of a win-win result”, IT IS HEREBY AGREED as follows:

Party B undertakes to establish its China solar (CPV) manufacturing and operations base site in Caofeidian Industrial Zone. Party A undertakes to grant the following incentives and support to Party B:

(A)                      Party A shall cause Tangshan Caofeidian Investment Co. Limited to provide up to the equivalent of US$3,300,000 of RMB denominated loans to the Emcore solar CPV enterprise which shall be established in Caofeidian Industrial Zone by Party B, such loan to be provided based on the financing needs of such enterprise.

(B)                      Subject to payment of applicable enterprise income taxes and value-added taxes, Party A shall provide full tax rebate for the first 2 years and partial rebate for the subsequent three years to the solar CPV enterprise operating in the Caofeidian Industrial Zone, i.e., the enterprise’s portion of enterprise income taxes and value-added taxes for the first two years of profitability which are retained by Caofeidian Industrial Zone shall be fully refunded by Caofeidian Industrial Zone and 50% of such taxes retained by Caofeidian Industrial Zone for the subsequent third, fourth and fifth years shall be refunded by Caofeidian Industrial Zone.

(C)                      If the enterprise referred to in Clause 3 above were to lease Party A’s standard operating factories buildings in Caofeidian Industrial Zone, Party A will exempt the rental for the first two years from the effective date of the respective lease agreements and rent shall be imposed from the third year onwards.

(D)                      Party A will provide reasonable assistance to Party B in its negotiations with China Huaneng Group and other Chinese enterprises on joint cooperation for the development of solar business in China.

(E)                      Subject to favourable policies adopted by the PRC government, Party A will consider providing Party B with land use rights in the future for the solar CPV operation base in Caofeidian Industrial Zone.

SIGNED by

By:      /s/ Yong Dong Liu
Name: Yong Dong Liu
Title:    General Manager

for and on behalf of
TANGSHAN CAOFEDIAN INDUSTRIAL
ZONE MANAGEMENT COMMITTEE

SIGNED by

By:       /s/ Hong Q. Hou
Name:  Hong Q. Hou
Title:    Chief Executive Officer

for and on behalf of
EMCORE CORPORATION